BY LAWS

OF

LYONS LIQUORS INC.

ARTICLE I - MEETINGS OF STOCKHOLDERS

1. **PLACE OF MEETINGS**. All annual meetings of Stockholders and all other meetings of Stockholders shall be held at any place or places within or without the State of Nevada which may be designated either by the President of the Corporation or the Board of Directors, or by the written consent of all Stockholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation.

2. **ANNUAL MEETINGS**. The annual meeting of the Stockholders shall be held within six months of the first Monday of the month in which the Corporation's initial Articles of Incorporation were first filed with the Secretary of State. If such day falls on a legal holiday, then the annual meeting of the Stockholders shall be held on the next business day. The Stockholders shall elect the Board and transact such other business as may properly come before said meeting.

Written notice of each annual meeting signed by the President or Vice President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the Directors shall designate, shall be given to each Stockholder entitled to vote thereat either personally or by mail or other means of written communication, charges prepaid, addressed to such Stockholder at the address appearing on the books of the Corporation or given to the Corporation for the purpose of notice. If a Stockholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the Resident Agent of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said Resident Agent is located. All such notices shall be sent to each Stockholder entitled thereto not less than ten (10) nor more than sixty (60) calendar days before each annual meeting, and shall specify the place, the day and the hour of such meeting. Any Stockholder may waive notice of any meeting either before, during or after the meeting.

3. **SPECIAL MEETING**. Special meetings of the Stockholders, for any purpose or purposes whatsoever, may be called at any time by the President, Vice President or by a majority of the Board of Directors, or by one or more Stockholders holding a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of Stockholders. Notices of any special meeting shall specify, in addition to the place, day and hour of such meetings, the purpose or purposes for which the meeting is called.

4. **ADJOURNED MEETINGS AND NOTICE THEREOF**. Any Stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

Other than by announcement at the meeting at which such adjournment is taken, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. However, when any Stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

11. **TELEPHONIC MEETINGS**. At any meeting held pursuant to these Bylaws, Stockholders may participate by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in such a meeting constitutes presence in person at the meeting.

ARTICLE II - DIRECTORS

1. **POWERS**. Subject to the limitations of the Articles of Incorporation, of the Bylaws, and the provisions of the Nevada Revised Statutes as to action to be authorized or approved by the Stockholders, and subject to the duties of Directors as prescribed by the Bylaws, all Corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers:

First. To select and remove all Officers, Agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the Bylaws, fix their compensation, and require from them security for faithful service.

Second. To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefore not inconsistent with law, with the Articles of Incorporation or the Bylaws, as they may deem best.

Third. To fix and locate from time to time one or more offices of the Corporation within or without the State of Nevada; to designate any place within or without the State of Nevada for the holdings of any Stockholders' meeting or meetings; and to adopt, make and use a Corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth. To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or service actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

Fifth. To borrow money and incur indebtedness for the purpose of the Corporation, and to cause to be executed and delivered therefore, in the Corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities therefore.

Sixth. To appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation. The executive committee shall be composed of one or more Directors.

after the meeting, or who attends the meeting without protesting prior thereto or at its commencement the lack of notice to said Director.

8. **NOTICE OF ADJOURNMENT**. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place were fixed at the meeting adjourned.

9. **ENTRY OF NOTICE**. Whenever any Director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to such Director, as required by law and the Bylaws of the Corporation.

10. **WAIVER OF NOTICE**. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Corporate records or made a part of the minutes of the meeting.

11. **ACTION WITHOUT A MEETING**. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board or of such committee. Such written consent shall be filed with the minutes of the proceedings of the Board or committee.

12. **QUORUM**. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transactions of business, except to adjourn as hereinafter provided. Every act or decision made by a majority of the Directors present at a meeting fully held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.

13. **ADJOURNMENT**. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour. However, in the absence of a quorum, a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until time fixed for the next regular meeting of the Board.

14. **FEES AND COMPENSATION**. Directors shall not receive any stated salary for their services as Directors, but by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an Officer, Agent, employee or otherwise, and receiving the compensation therefrom.

15. **REMOVAL**. Any Director may be removed from office without cause by the vote of Stockholders holding two-thirds of the issued and outstanding stock at a meeting duly called for that purpose at any time.

16. **TELEPHONIC MEETINGS**. At any meeting held pursuant to these Bylaws, Directors may participate by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participating in such a meeting constitutes presence in person at the meeting.

9. **SECRETARY**. The Secretary shall keep, or cause to be kept, a book of minutes at the registered office of all meetings of Directors and Stockholders, setting forth the time and place of each meeting, whether the meeting is regular or special, and if special, how authorized, the manner by which notice was given, the names of those present, the number of shares present or represented at Stockholders' meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the registered office in this state (as described in NRS 78.105), a stock ledger or duplicate stock ledger showing the names of the Stockholders and the number of shares held by each. The Secretary shall also keep at said registered office certified copies of the Articles of Incorporation and the Bylaws, both with all amendments.

The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board of Directors required by the Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

10. **TREASURER**. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all times be open to inspection by any Director.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all transactions of such an office and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

ARTICLE IV - STOCK

1. **CERTIFICATES OF STOCK**. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each Shareholder when any such shares are fully paid up. All such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the President and the written signature of the Secretary or an Assistant Secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and a registrar.

Certificates for shares may be issued before full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide. However, any such certificate so issued before full payment shall state the amount remaining unpaid and the terms of payment thereof.

8. **PROHIBITIONS**.

8.1 If the Corporation is not a reporting company, no shares or debt obligations issued by the Corporation shall be offered for sale to the public, except under the limited circumstances provided for pursuant to the Securities Act (British Columbia) and its regulations and rules.

8.2 If the Corporation is not a reporting company, no shares shall be transferred without the previous consent of the Directors expressed by a resolution of the Board and the Directors shall not be required to give any reason for refusing to consent to any proposed transfer.

ARTICLE V - ASSESSMENT OF SHARES

The stock of the Corporation, after the amount of the subscription price has been paid, in money, property or services, as the Directors shall determine, shall not be subject to any assessment to pay the debts of the Corporation, not for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Bylaws shall not be amended in this particular.

ARTICLE VI - PREEMPTIVE RIGHTS

The Stockholders of the Corporation shall not be entitled to preemptive or preferential rights, as such rights are defined by law, other than to the extent, if any, the Board of Directors, in its discretion may determine from time to time.

ARTICLE VII - PERPETUAL EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE VIII - MISCELLANEOUS

1. **INSPECTION OF CORPORATE RECORDS**. Stockholders shall have the right to inspect such Corporate records at such times and based upon such limitations of such rights as may be set forth in the Nevada Revised Statutes Chapter 78 from time to time.

2. **CHECKS, DRAFTS, ETC**. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

3. **ANNUAL REPORT**. The Board of Directors of the Corporation may cause an annual report to be made available to the Stockholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year.

attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by said person in connection with the action, suit or proceeding if the same acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of this Corporation, and that, with respect to any criminal action or proceeding, said person had reasonable cause to believe that such conduct was unlawful.

2. This Corporation does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that said person is or was a Director, Officer, Agent or employee of this Corporation, or is or was serving at the request of this Corporation as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the actions or suit if acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of this Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to this Corporation or for amounts paid in settlement to this Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a Director, Officer, Agent or employee of this Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, said person must be indemnified by this Corporation against expenses, including attorneys' fees, actually and reasonably incurred by the same in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5 below, must be made by this Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, Agent or employee is proper in the circumstances. The determination must be made:

4.1 By the Stockholders;

4.2 By the Board of Directors by majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding;

4.3 If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.